UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Turbochef Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TURBOCHEF TECHNOLOGIES, INC.

10500 Metric Drive Street
Dallas, Texas 75243

November 13, 2002

Dear Fellow Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Thursday, December 19, 2002 at 9:30 A.M., local time, at the Dallas offices of TurboChef Technologies, Inc., 10500 Metric Drive, Suite 128, Dallas, Texas 75243.

The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Mellon Investor Services LLC, in writing, at 85 Challenger Road, Ridgefield Park, New Jersey 07660.

The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting. Certain executive of the Company may be present at the Annual Meeting to respond to appropriate questions.

Your vote is very important, and we will appreciate a prompt return of your signed proxy card.

Cordially,

Jeffrey B. Bogatin
Chairman of the Board

TURBOCHEF TECHNOLOGIES, INC.
10500 Metric Drive
Suite 128
Dallas, Texas 75243

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 19, 2002

To the Stockholders of TURBOCHEF TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TurboChef Technologies, Inc. (the “Company”) will be held on Thursday, December 19, 2002, at 9:30 A.M., local time, at the Dallas offices of the Company, 10500 Metric Drive, Suite 128, Dallas, Texas 75243, for the following purposes:

1.    To elect four (4) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.    To approve an amendment to the Company’s 1994 Stock Option Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan by 2,000,000 shares;

3.    To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 25, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting. Certain of the officers of the Company may be present to respond to appropriate questions at the meeting.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE VOTE BY FILLING IN, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

By Order of the Board of Directors,

John C. Shortley
Assistant Corporate Secretary

November 13, 2002
Dallas, Texas

PROXY STATEMENT

TURBOCHEF TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 19, 2002

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of TURBOCHEF TECHNOLOGIES, INC. (the “Company”) for use at the Annual Meeting of Stockholders to be held on December 19, 2002, including any adjournment or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting.

Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about November 19, 2002.

Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

The address and telephone number of the principal executive offices of the Company are:

10500 Metric Drive
Suite 128, Dallas, Texas 75243
Telephone No.: (214) 379-6000

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on October 25, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 19,058,526 shares issued and outstanding of the Company’s common stock, $.01 par value per share (the “Common Stock”), the Company’s only class of voting securities entitled to vote at the Annual Meeting. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES

Stockholders may vote their shares by completing the enclosed proxy card. Please fill in, date and sign the proxy card and return it in the postage-paid envelope provided.

The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and “broker non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

ELECTION OF DIRECTORS

At this year’s Annual Meeting of Stockholders, four (4) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director’s earlier resignation or removal.

At this year’s Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.

Name	Age	Position with the Company
Jeffrey B. Bogatin	55	Chairman of the Board

Vincent A. Gennaro	51	Chief Executive Officer, Director

Donald J. Gogel	53	Director

Mitchell E. Rudin	49	Director

Jeffrey B. Bogatin is a co-founder of the Company, has been a director of the Company since its inception in 1991 and served as Chairman of the Board of Directors until April 1998. Mr. Bogatin was re-appointed as Chairman of the Board of Directors on March 5, 2000 and served as the Chief Executive Officer from June 2001 until October 2002. Mr. Bogatin has also served as Treasurer of the Company from inception until June 1996. Since 1975, Mr. Bogatin has served as President of Whitemarsh Industries, Inc., which is engaged in manufacturing and importing ladies apparel and is now involved with making venture capital investments.

Vincent A. Gennaro joined the Company in October 2002 as Chief Executive Officer and Director. From July 2000 to October 2002 Mr. Gennaro served as a consultant, primarily in the foodservice industry. Previously, Mr. Gennaro spent nineteen years at PepsiCo, most recently as President of Pepsi’s fountain beverage division. While at PepsiCo, Mr. Gennaro also held management positions in bottling operations and brand marketing at Pepsi-Cola and Frito divisions, respectively.

Donald J. Gogel has been a director of the Company since April 1993. Since February 1989, Mr. Gogel has been a principal of Clayton, Dubilier & Rice, Inc., a private investment firm, and has served as its President and Chief Executive Officer since January 1997. Mr. Gogel is a director of Jafra Cosmetics, Inc.

Mitchell E. Rudin has been a director of the Company since June 2001. Mr. Rudin has been employed by Insignia/ESG, a full service, international real estate investment firm since 1989. He currently serves as the President (since May 1999) of the U.S. Transaction Services, a Division of Insignia/ESG. Mr. Rudin overseas the firm’s tenant representation, investment sales and leasing and strategic agency operations nationwide. Previously, Mr. Rudin was Executive Managing Director of National Transaction Services, a Division of Insignia/ESG.

Meetings of Committees of the Board of Directors

During the fiscal year ended December 31, 2001, the Board of Directors held three meetings. The Board also took various actions by unanimous written consent in lieu of a meeting. The Company did not have a standing nominating committee of the Board of Directors or other committee performing similar functions during the fiscal year ended December 31, 2001.

During the fiscal year ended December 31, 2001 the Board had an Audit Committee which is responsible for supervising the audit and financial procedures of the Company and recommending the selection of the Company’s independent auditors. The Audit Committee currently consists of Mr. Gogel and Mr. Rudin, both of whom meet the definition of an “independent director” for purposes of the continued listing standards adopted by the National Association of Securities Dealers, Inc. The Audit Committee’s specific responsibilities are set forth in its written charter as previously filed as Exhibit A to the Company’s proxy statement filed on June 13, 2000 with the Securities and Exchange Commission.

The Company has a Compensation Committee consisting of Messrs. Rudin and Gogel. The Compensation Committee is responsible for reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Company’s Chief Executive Officer and those persons who report directly to the Chief Executive Officer; reviewing, approving and recommending the Company’s incentive compensation and stock option plans and certain other compensation plans; and approving certain employment contracts.

The Audit Committee held one meeting during the fiscal year ended December 31, 2001. The Compensation Committee met one time during the fiscal year ended December 31, 2001.

All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

EXECUTIVE OFFICERS

In addition to Mr. Bogatin and Mr. Gennaro, the Company’s executive officers are Stuart L. Silpe and John C. Shortley.

Stuart L. Silpe, 45, has been employed by the Company as its Chief Financial Officer since January 2002. From 1999 to 2001, Mr. Silpe was Chief Financial Officer and a Director of U.S. Capital Financial Corp, a credit card company. Previously, Mr. Silpe was an Executive Director at CIBC Oppenheimer Securities, Inc. from 1996-1998.

John C. Shortley, 33, has been employed by the Company as its Controller since September 1998. Mr. Shortley currently serves in the capacity of Controller, Treasurer (since September 1998) and Assistant Secretary (since April 2001). Mr. Shortley was employed by PS Trading, Inc., a fuel storage and distribution company, from 1996 to 1998, holding the title of Controller.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to the Company’s Chief Executive Officer and the other most highly compensated executive officers of the Company who served in such capacities during the fiscal year ended December 31, 2001 (collectively, the “Named Executive Officers”) for services rendered to the Company during each of the last three fiscal years. No other officers of the Company received compensation in excess of $100,000 during fiscal year 2001.

Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Long-Term Compensation Awards Securities Underlying Options (#)
Jeffrey B. Bogatin	2001	$-0-	$-0-		1,000,000
Chairman and Chief	2000	$-0-	$-0-		100,000
Executive Officer (1)	1999	$-0-	$-0-		-0-

Richard N. Caron	2001	$120,695	$-0-		-0-
President and Chief	2000	$287,761	$-0-		100,000
Executive Officer (2)	1999	$298,434	$30,000	(3)	-0-

John C. Shortley	2001	$110,000	$-0-		40,000
Controller, Treasurer	2000	$85,000	$-0-		40,000
and Assistant Secretary	1999	$75,000	$-0-		10,000

(1)	Mr. Bogatin is a co-founder of the Company and was elected as Chairman of the Board in March 2000. Mr. Bogatin served as Chief Executive Officer from June 2001 until October 2002.

(2)	Mr. Caron was employed by the Company in September 1998, at which time he was elected President and Chief Executive Officer of the Company. Mr. Caron resigned from the Company in June 2001.

(3)	Upon joining the Company, Mr. Caron was entitled to receive a signing bonus of $60,000, of which $30,000 was paid in each of 1998 and 1999.

Executive Employment Agreements

In August 1998, the Company entered into an employment agreement with Richard N. Caron providing for his employment as President and Chief Executive Officer of the Company effective in September 1998. Pursuant to such employment agreement, Mr. Caron was entitled to receive an annual base salary of $300,000 plus an annual bonus of up to 50% of his base salary, as determined by the Board of Directors. Pursuant to his employment agreement, Mr. Caron was granted options to acquire 200,000 shares of Common Stock at a price of $4.75 per share, which were to vest in equal amounts over a three-year period. Mr. Caron resigned in June 2001. Mr. Caron was not entitled to severance and forfeited 66,667 options that had not vested prior to his resignation.

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee whose members are Mitchell E. Rudin and Donald J. Gogel neither of whom is or has been an officer or employee of the Company. During 2001, none of the executive officers of the Company served on the Board of Directors or Compensation Committee of any other entity. See Certain Relationships and Related Transactions for a description of certain transactions between the Company and Mr. Gogel.

Option Grants for Fiscal 2001

The following table sets forth information with respect to stock option grants to the Named Executive Officers during fiscal 2001 and the potential realizable value of such option grants.

Option Grants in Last Fiscal Year

			Individual Grants (1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees	Exercise Price Per Share	Expiration Date	5%	10%
Jeffrey B. Bogatin	1,000,000	(3)	58.58%	$3.25	11/15/11	$2,043,908	$5,179,663
John C. Shortley	40,000	(4)	2.34%	$1.32	5/1/11	$33,206	$84,150

(1)	These are options granted under the Company’s 1994 Stock Option Plan, as amended, to acquire shares of Common Stock.

(2)
The potential realizable value of the options, if any, granted in 2001 to each of the Named Executive Officers was calculated by multiplying those options by the excess of (a) the assumed market value of Common Stock, at the end of option term, if the market value of Common Stock were to increase 5% or 10% in each year of the option’s term over (b) the exercise price shown. This calculation does not take into account any taxes or other expenses which might be owed. The 5% and 10% appreciated rates are set forth in the SEC rules and no representation is made that the Common Stock will appreciate at these assumed rates or at all.

(3)	Mr. Bogatin’s option grant vests as follows: one-third in November 2001, one-third in November 2002 and one-third in November 2003.

(4)	Mr. Shortley’s option grant vests as follows: one-third in April 2001, one-third in April 2002 and one-third in April 2003.

Option Exercises and Values for Fiscal 2001

The table below sets forth the following information with respect to option exercises during fiscal 2001 by each of the Named Executive Officers and the status of their options at December 31, 2001.

Aggregated Option Exercises in
Last Fiscal Year and Fiscal Year End Option Value

Name	Shares Acquired on Exercise	Value Realized (Market Price at Exercise Less Exercise Price)	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In— the-Money Options at Fiscal year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey B. Bogatin	-0-	$-0-	784,167	775,883	$423,335	$526,665
Richard N. Caron	82,166	$81,691	117,833	-0-	$-0-	$-0-
John C. Shortley	18,333	$17,600	41,666	50,001	$55,465	$102,403

(1)	Options are “in the money” if the fiscal year end fair market value of the Common Stock exceeds the option exercise price.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (“ten percent stockholders”) to file initial reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon review of the copies of such forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2001, all filing requirements applicable to its executive officers, directors and ten percent stockholders were fulfilled on a timely basis, except for John Shortley, who was 3 days late in filing a Form 4 for the month ended April 30, 2002.

Director Compensation

During the fiscal year ended December 31, 2001 Mr. Rudin received a stock option grant of 75,000 shares, vesting equally over two years, as compensation for serving as a director of the Company. Mr. Gogel did not receive any stock option grants during the year ended December 31, 2001.

Audit Committee Report

In April 2002, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee met with its independent auditors, BDO Seidman, LLP, and discussed the matters required by the Statement on Auditing Standards (“SAS”) No. 61. and has received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence required by Independence Standards Board Standard No. 1 and has discussed with BDO

Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Audit Committee

Donald J. Gogel
Mitchell E. Rudin

Report on Executive Compensation

Except as set forth below, compensation of the Company’s executive officers for the fiscal year ended December 31, 2001 was determined by the Compensation Committee of the Board of Directors. There is no formal compensation policy for the Company’s executive officers.

Total compensation for executive officers consists of a combination of salaries and stock option awards. The base salary of Mr. Caron* was fixed annually by the terms of his employment agreement with the Company. No bonuses were paid in 2001, as determined by the Compensation Committee. Base salary of other executive officers is based on the Company’s financial performance and the executive’s individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company’s financial performance and the availability of resources as well as the executive officer’s individual performance and level of responsibility. Mr. Bogatin did not receive any salary in 2001. Stock option awards under the Company’s stock option plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company’s Common Stock. Options to purchase 1,000,000 shares of Common Stock were granted to Mr. Bogatin, 40,000 shares were granted to Mr. Shortley and 250,000 shares were granted to Mr. Silpe during the fiscal year ended December 31, 2001.

Compensation Committee

Mitchell E. Rudin
Donald J. Gogel

*Mr. Caron resigned as President, Chief Executive Officer and as a member of the Board of Directors, effective June 28, 2001.

Stock Performance Graph

The following line graph compares, from January 1, 1997 through December 31, 2001, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100.00 on December 31, 1996, in the Company’s Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of the following companies: AquaCare Systems, Inc., Engineered Support Systems, Middleby Corp., Minuteman International, Inc., Tennant Co. and TurboChef Technologies, Inc. Historic stock price is not necessarily indicative of future stock price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

TurboChef Technologies, Inc., Peer Group Index and Nasdaq Market Index

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
TurboChef Technologies	$100.00	$32.77	$41.24	$35.88	$7.34	$17.54
Peer Group Index	$100.00	$110.42	$103.10	$90.50	$100.30	$82.89
Nasdaq Market Index	$100.00	$122.32	$172.52	$304.29	$191.25	$152.46

VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, relating to the beneficial ownership of shares of Common Stock (unless otherwise indicated) by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Jeffrey B. Bogatin	6,874,868	(2)	33.96%

Grand Cheer Company Limited	3,463,785	(3)	15.64%

Donald J. Gogel	1,471,373	(4)	7.33%

Richard N. Caron	117,883	(5)	*

Mitchell E. Rudin	83,900	(6)	*

John C. Shortley	75,865	(7)	*

Vincent A. Gennaro	-0-		*

All current directors and executive officers as a group (6 persons)	8,556,006	(8)	30.98%

* Less than 1%

(1)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of the Record Date upon the exercise of preferred stock, stock options and warrants. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within sixty (60) days of the Record Date have been exercised. Percentages herein assume a base of 19,058,526 shares of Common Stock outstanding, before any consideration is given to outstanding options or warrants. Certain of the Company’s directors disclaim beneficial ownership of some of the shares included in the table.

(2)
Includes 1,185,000 shares issuable upon exercise of immediately exercisable options granted under the Company’s 1994 Stock Option Plan, as amended (the “Option Plan”). Includes 860,400 shares held in a charitable foundation. Mr. Bogatin disclaims beneficial ownership of the shares held by the charitable foundation. The address of Mr. Bogatin is c/o TurboChef Technologies, Inc., 660 Madison Avenue, New York, New York 10021.

(3)	Includes 2,000,000 shares issuable upon the conversion of the Company’s Series B Convertible Preferred Stock. Includes 1,000,000 shares issuable upon the exercise of immediately exercisable warrants. The address of Grand Cheer Company Limited is 13 F Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong.

(4)
Includes 88,750 shares issuable upon exercise of immediately exercisable options granted under the Option Plan. Includes 793,651 shares issuable upon the conversion of the Company’s Series C Convertible Preferred Stock. Includes 132,275 shares issuable upon the exercise of immediately exercisable warrants. Includes 83,000 shares held in a charitable foundation. Mr. Gogel disclaims beneficial ownership of the shares held in the charitable foundation.

(5)
Includes 117,883 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan. Mr. Caron resigned as President, Chief Executive Officer and a member of the Board of Directors effective June 28, 2001

(6)	Includes 37,500 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan.

(7)	Includes 27,500 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan.

(8)
Includes 1,388,750 shares issuable upon the exercise of immediately exercisable options granted under the Option Plan. Includes 793,651 shares issuable upon the conversion of the Company’s Series C Convertible Preferred Stock. Includes 132,275 shares issuable upon the exercise of immediately exercisable warrants. Includes 943,400 shares held in charitable foundations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 1999 and March 2000, Mr. Bogatin exercised certain stock options to purchase 200,000 and 600,000 shares, respectively of Common Stock. As payment for the aggregate exercise price of such options, Mr. Bogatin tendered to the Company promissory notes in the principal amounts of $500,000 and $1,500,000, respectively. The principal amount of each promissory note, together with all accrued interest, is due and payable on April 6, 2004 and March 15, 2005, respectively. These notes bear interest rates of 4.8% and 6.7%, respectively. In addition, in April 1999, Mr. Gogel exercised certain stock options to purchase 40,000 shares of Common Stock. As payment for the aggregate exercise price of such options, Mr. Gogel tendered to the Company a promissory note in the principal amount of $100,000. The principal amount of the promissory note, together with all accrued interest, is due and payable on April 6, 2004. This note bears an interest rate of 4.8%. The amounts due pursuant to the promissory notes are full-recourse obligations, which are secured by separate pledge agreements between the Company and each of Mr. Bogatin and Mr. Gogel. Pursuant to such pledge agreements, all of the shares of Common Stock purchased by Mr. Bogatin and Mr. Gogel upon exercise of their respective stock options were pledged as collateral for the debts evidenced by their respective promissory notes.

In April 2001 the Company raised $1,000,000 through the sale of an 8% Non-Negotiable Promissory Note (“Note”) due April 20, 2003 to Mr. Gogel The entire outstanding principal amount of the Note automatically converted into shares of preferred stock (the “Convertible Preferred Stock”) of the Company upon the approval of the stockholders which was obtained in August 2001. In addition, in connection with the sale of the Note the Company issued to Mr. Gogel warrants to purchase 396,825 shares of its Common Stock. These warrants were valued at $190,000 at the time of issuance. The warrants have a term of 10 years at an exercise price of $1.51 per share. Each share of Convertible Preferred Stock has (i) a liquidation value of $100 per share, (ii) is entitled to a dividend of $8.00 per share, payable semi-annually in cash or in shares of the Common Stock at the then fair market value and are (iii) convertible into shares of Common Stock at a conversion price of $1.26. The unamortized discount of $190,000 was charged to interest expense.

In March 2001, the Company raised $2,000,000 through the sale of its 8% Series B convertible preferred stock to Grand Cheer Company Ltd., (“Grand Cheer”) a principal stockholder of the Company. The dividend on the preferred stock is payable, at the Company’s option, in either cash or shares of Common Stock. The preferred stock is convertible to Common Stock at $1.00 per share (representing the closing sale price of the Common Stock on the date of funding). In connection with this transaction, the Company also issued to Grand Cheer warrants to purchase an additional 1,000,000 shares of Common Stock at $1.20 per share. These warrants are exercisable in three equal annual installments, commencing one year from the date of issuance and expire in 2011. These warrants were valued at $380,000. In addition, the beneficial conversion feature of the preferred stock, the Company was required to record a preferred stock dividend of $381,000.

In July 2002, the Company issued a promissory note of $1,000,000 to Grand Cheer, which is secured by 350 C-3 ovens. The note was due on October 15, 2002. The Company incurred a non-cash finance charge of $200,000 upon the maturity of the note as a result of a reduction in the exercise price from $1.20 to $1.00 of warrants to purchase 1,000,000 shares of Common Stock previously issued to Grand Cheer upon their purchase of the Company’s Series B Convertible Preferred Stock. The Company is currently in default of this promissory note and is negotiating the restructuring of the loan. There can be no assurance that the Company can successfully restructure the loan which is currently due and payable. Failure to restructure the loan would have a material adverse effect on the Company

PROPOSAL I

PROPOSAL TO INCREASE SHARES AVAILABLE
UNDER 1994 STOCK OPTION PLAN

The Board of Directors unanimously proposes that the stockholders approve an amendment to the Company’s 1994 Stock Option Plan, as amended, (the “Option Plan”), increasing by 2,000,000 the number of shares of the Common Stock reserved for issuance under such plan. Under the Option Plan currently in effect, 5,650,000 shares of Common Stock have been reserved for issuance in connection with the grant of options under the Option Plan. As of the Record Date, only 607,493 shares remained available for issuance under the Option Plan. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Option Plan is necessary in order to continue the effectiveness of the Option Plan in attracting, motivating, and retaining outside directors, officers and key employees with appropriate experience and ability, and to increase the grantees’ alignment of interest with the Company’s Stockholders.

Summary of Existing Terms of Option Plan

The following summary of the principal features of the Option Plan is subject to the specific provisions contained in the official text of the Option Plan a copy of which has been filed with the SEC but does not appear as part o f this proxy statement.

In January 1994, the Company adopted the Option Plan in order to attract, retain and motivate employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company. The Option Plan currently provides that stock options covering an aggregate of 5,650,000 shares of the Company’s Common Stock may be granted to such persons under the Option Plan. Under the Option Plan, “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may be granted to employees (including officers), and non-incentive stock options (“Non-Qualified Stock Options”) may be granted to any such employee and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as “Options”.

The Option Plan is administered by the Board of Directors, which is vested with complete authority to administer and interpret the Option Plan, determine the terms upon which Options may be granted, prescribe, amend and rescind such interpretations and determinations and grant Options. The Board of Directors also has the power to terminate or amend the Option Plan from time to time in such respects as it deems advisable, except that no termination or amendment shall materially adversely affect any outstanding Option without the consent of the grantee, and the approval of the Company’s stockholders is required in respect of any amendment which would (i) change the total number of shares subject to the Option Plan or (ii) change the designation or class of employees or other persons eligible to receive Incentive Stock Options or Non-Qualified Stock Options.

The price at which shares covered by an Option may be purchased is determined on the date of the Option grant by the Board of Directors but may be no less than the par value of such shares and, in the case of Incentive Stock Options, no less than the fair market value of such shares on the date of grant (the “Fair Market Value”). The Fair Market Value is generally equal to the last sale price quoted for shares of Common Stock on the Nasdaq National Market (“NASDAQ”) on the date of grant. The purchase price of shares issuable upon exercise of an Option may be paid in cash or by delivery of shares with a value equal to the exercise price of the Option. The Company may, subject to compliance with applicable regulations, loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Board of Directors. The number of shares covered by an Option is subject to adjustment for stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations. Options are generally non-transferable except by will or by the laws of descent and distribution, and in the case of employees, with certain exceptions, may be exercised only so long as the optionee continues to be employed by the Company. If the employee dies or becomes disabled, the right to exercise the Option, to the extent then vested, continues for specified periods. Non-Qualified Stock Options may be exercised within a period not exceeding ten years from the date of grant or such shorter term as determined by the Board of Directors or any committee of the Board responsible for the administration of the option plan. The terms of Incentive Stock Options are subject to additional restrictions provided by the Option Plan.

As of the Record Date, Options to purchase 3,209,166 shares of Common Stock were outstanding, and Options to purchase an additional 607,493 shares were available for future grant. In addition to the foregoing, Options to purchase an aggregate of 1,798,173 shares of Common Stock have been exercised.

The following table sets forth certain information regarding options to purchase Common Stock issued (net of cancelled options, but including exercised options) since the inception of the Option Plan to each of the Named Executives who participated in the Option Plan, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, who participated in the Option Plan as a group. No associate of any director or officer has received options under the Option Plan and except as set forth below, no person has received five percent or more of the total Options granted under the Option Plan.

The closing sale price of the Common Stock on November 8, 2002 was $1.18.

No. of Options
Jeffrey B. Bogatin	2,395,000

Richard N. Caron	199,999

John C. Shortley	110,000

All current executive officers, as a group (4 persons)	2,780,000

All current directors who are not executive officers, as a group (2 persons)	235,000

All current employees who are not executive officers, as a group	1,399,014

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2001.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders:

1994 Stock Option Plan, as amended	3,209,166		$3.85	630,493

Equity compensation plans not approved by security holders:

Outside the plan options	165,000	(1)	$10.125	n/a

Total	3,374,166		$4.157	630,493

All of the equity compensation plans of the Company that were in effect as of December 31, 2001 were adopted with the approval of the Company’s security holders (2).

(1)
A single grant of 165,000 shares were made to Mr. Bogatin in May, 1997. These options vest equally over a period of four years and expire in May, 2004. This amount does not include a grant of 1,475,000 options made to Vincent Gennaro, the Company’s Chief Executive Officer, in October 2002. Mr. Genarro’s options are at a strike price of $0.54 per share and vest semi-annually over a three-year period.

(2)	All such options granted under the 1994 Stock Option Plan, as amended, a description of which is set forth in Proposal I above.

Certain Federal Income Tax Consequences of the Option Plan

The following is a brief summary of the Federal income tax aspects of grants made under the Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

1.    Incentive Stock Options.    The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant’s employment, the option will generally be taxed as a Non-Qualified Stock Option. See “Non-Qualified Stock Options.”

2.
Non-Qualified Stock Options.    With respect to Non-Qualified Stock Options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant’s hands depending upon the length of time that the participant held the shares.

Recommendation

The Board believes that the proposed amendment to the Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the amendment to the Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Effective June 5, 2000, the Company’s independent public accounts for fiscal years 1999 and 1998, Arthur Andersen LLP, was disengaged.

During the fiscal years ended December 31, 1998 and 1999 and the period of January 1, 2000 through June 5, 2000, there were no disagreements with Arthur Andersen LLP on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Arthur Andersen LLP’s report on the Company’s financial statements for the two (2) years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer or opinion and was not qualified or modified as to uncertainty, audit scope or accounting principals.

On October 17, 2000, the Company engaged BDO Seidman, LLP, its independent accountants to audit the Company’s financial statements with respect to its fiscal year ending December 31, 2000.

BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal years ended December 31, 2000 and 2001 and the Board of Directors currently anticipates that it will select BDO Seidman, LLP to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2002. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Fees Paid to Independent Accountants

Audit Fees

For fiscal 2001 the Company incurred professional fees and out-of-pocket expense reimbursements to BDO Seidman, LLP, its principal independent accountants, in the amount of $115,920 related to auditing services and reviews of the financial statements included in the Company’s Form 10-K and 10-Q’s for the 2001 fiscal year.

Financial Information Systems Design and Implementation Fees

For fiscal 2001 the Company did not pay its principal independent accountants for services related to financial information systems design and implementation, as they were not engaged to perform such services.

All Other Fees

For fiscal 2001 the Company did not engage its principal independent accountants for any services, other than for audit services and reviews of its financial statements included in the Company’s Form 10-K and 10-Q for the 2001 fiscal year.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING FOR FISCAL YEAR
ENDING DECEMBER 31, 2002

Stockholders who wish to present proposals appropriate for consideration at the Company’s Annual Meeting of Stockholders with respect to the Company’s fiscal year ended December 31, 2002 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than July 16, 2003 in order for the proposition to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

After the July 16, 2003 deadline, for any proposal that is not submitted for inclusion for next years proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly in next years annual meeting of stockholders, rules of the Securities and Exchange Commission permit management of the Company to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on September 29, 2003 and advises stockholders in next years proxy statement about the nature of the matter and how management intends to vote on such matter or (b) does not receive notice of the proposal prior to the close of business on September 29, 2003.

OTHER INFORMATION

The letter to stockholders contained in the Annual Report was signed by Mr. Jeffrey Bogatin, the current Chairman of the Board of the Company who, at the time of printing of the Annual Report, was also the Company’s Chief Executive Officer. Mr. Gennaro is currently Chief Executive Officer.

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 25, 2002. COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:

TURBOCHEF TECHNOLOGIES, INC.
10500 METRIC DRIVE, SUITE 128
DALLAS, TEXAS 75243
ATTENTION: CORPORATE SECRETARY

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Jeffrey B. Bogatin Chairman of the Board

November 13, 2002

TURBOCHEF TECHNOLOGIES, INC.
10500 Metric Drive
Suite 128
Dallas, Texas 75243

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 19, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JEFFREY B. BOGATIN and JOHN C. SHORTLEY, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. on Thursday, December 19, 2002, at 10500 Metric Drive, Suite 128, Dallas, Texas 75243, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.	Election of Directors:
☐ FOR all nominees listed below
(except as marked to the contrary below).

☐ WITHHOLD AUTHORITY
to vote for all nominees listed below.

Jeffrey B. Bogatin, Vincent A. Gennaro, Donald J. Gogel and Mitchell E. Rudin

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

2.	Proposal to amend the Company’s 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issue under the plan by 2,000,000 shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.

DATED: _________________________, 2002

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.